4Q23	FINANCIALRESULTS

BNY Mellon Reports Fourth Quarter 2023
Earnings Per Common Share of $0.33, or $1.28 as Adjusted (a)
Full-Year 2023 Earnings Per Common Share of $4.00, or $5.05 as Adjusted (a)
NEW YORK, January 12, 2024 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today has reported financial results for the fourth quarter 2023.

CEO COMMENTARY

The fourth quarter marked the close to a year in which we clarified our strategic priorities and laid a foundation for a multi-year transformation. In 2023 we started to show early evidence that we can deliver stronger financial performance. We exceeded the financial outlook that we communicated at the beginning of last year and today we are announcing further improved financial targets for each of our business segments and the firm overall in the medium-term.
Our 2023 financial results also once again highlight BNY Mellon’s characteristic resilience and our ability to perform in challenging operating environments. Against a complex backdrop of macro-economic uncertainty, evolving monetary policies and geopolitical tensions, our earnings per share for the full-year 2023 increased year-over-year by 38% on a reported basis and by 10% on an adjusted basis. Pre-tax margin and ROTCE improved on the back of significant operating leverage generation, and we further strengthened our regulatory capital and liquidity ratios, all while returning $3.9 billion of capital, or 123% of earnings, to common shareholders in 2023.
We are entering 2024, the year of our 240th anniversary, on a strong footing and with great momentum. Our priorities are clear, and we are moving with speed to be more for our clients, run our company better, and power our culture in 2024 and beyond.

– Robin Vince, President and Chief Executive Officer

KEY FINANCIAL INFORMATION

(in millions, except per share amounts and unless otherwise noted)		4Q23 vs.
	4Q23	3Q23	4Q22
Selected income statement data:

Total fee revenue	$3,214	(1)%	—%
Investment and other revenue	(4)	N/M	N/M
Net interest revenue	1,101	8	4
Total revenue	4,311	(1)	10
Provision for credit losses	84	N/M	N/M
Noninterest expense	3,868	25	20
Net income applicable to common shareholders	256	(73)%	(50)%
Diluted EPS	$0.33	(73)%	(47)%

Selected metrics:

AUC/A (in trillions)	$47.8	5%	8%
AUM (in trillions)	$2.0	8%	8%

Financial ratios:	4Q23	3Q23	4Q22

Pre-tax operating margin	8%	29%	17%
ROE	2.8%	10.5%	5.7%
ROTCE (a)	5.6%	20.5%	11.5%

Capital ratios:

Tier 1 leverage ratio	6.0%	6.1%	5.8%
CET1 ratio	11.6%	11.4%	11.2%

HIGHLIGHTS

Results
•Total revenue of $4.3 billion, increased 10%; or
2% excluding notable items (a)
•Noninterest expense of $3.9 billion, increased 20%; or 4% excluding notable items (a)
•Diluted EPS of $0.33, decreased 47%; or
2% excluding notable items (a)

4Q23 Notable items
•Results include $752 million of noninterest expense related to the FDIC special assessment, severance and litigation reserves and a $150 million reduction in investment and other revenue primarily related to a fair value adjustment of a contingent consideration receivable related to a prior year divestiture

Profitability
•Pre-tax operating margin of 8%; or 28% excluding notable items (a)
•ROTCE of 5.6% (a); or 20.9% excluding notable items (a)

Balance sheet
•Average deposits of $273 billion, decreased 4% year-over-year and increased 4% sequentially
•Tier 1 leverage ratio of 6.0%, increased 25 bps year-over-year and decreased 8 bps sequentially

Capital distribution
•Returned $778 million of capital to common shareholders
•$328 million of dividends
•$450 million of share repurchases
•Total payout ratio of 123% for full-year 2023

$0.33 EPS	$1.28 (a) Adj. EPS	8% Pre-tax margin	28% (a) Adj. Pre-tax margin	2.8% ROE	20.9% (a) Adj. ROTCE

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
Note: Above comparisons are 4Q23 vs. 4Q22, unless otherwise noted.
Investor Relations: Marius Merz (212) 298-1480	Media Relations: Garrett Marquis (949) 683-1503

BNY Mellon 4Q23 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				4Q23 vs.
	4Q23	3Q23	4Q22	3Q23		4Q22
Fee revenue	$3,214	$3,245	$3,222	(1)%		—%
Investment and other revenue	(4)	113	(360)	N/M		N/M
Total fee and other revenue	3,210	3,358	2,862	(4)		12
Net interest revenue	1,101	1,016	1,056	8		4
Total revenue	4,311	4,374	3,918	(1)		10
Provision for credit losses	84	3	20	N/M		N/M
Noninterest expense	3,868	3,089	3,213	25		20
Income before taxes	359	1,282	685	(72)		(48)
Provision for income taxes	59	241	142	(76)		(58)
Net income	$300	$1,041	$543	(71)%		(45)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$256	$956	$509	(73)%		(50)%
Operating leverage (a)				(2,666)	bps	(1,036)	bps
Diluted earnings per common share	$0.33	$1.22	$0.62	(73)%		(47)%
Average common shares and equivalents outstanding - diluted (in thousands)	772,102	781,781	815,846
Pre-tax operating margin	8%	29%	17%
Metrics:
Average loans	$65,677	$63,962	$67,364	3%		(3)%
Average deposits	273,075	262,108	283,737	4		(4)
AUC/A at period end (in trillions) (current period is preliminary)	47.8	45.7	44.3	5		8
AUM (in trillions) (current period is preliminary)	1.97	1.82	1.84	8		8
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$4,461	$4,372	$4,378	2%		2%
Adjusted noninterest expense	$3,116	$3,043	$3,000	2%		4%
Adjusted operating leverage (a)				(36)	bps	(197)	bps
Adjusted diluted earnings per common share	$1.28	$1.27	$1.30	1%		(2%)
Adjusted pre-tax operating margin	28%	30%	31%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 4Q23 vs. 4Q22, unless otherwise noted)
•Total revenue increased 10%, primarily reflecting:
•Fee revenue was flat, primarily reflecting lower foreign exchange volatility and volumes and the mix of AUM flows, partially offset by higher market values and the favorable impact of a weaker U.S. dollar.
•Investment and other revenue increased primarily reflecting the 4Q22 net loss from repositioning the securities portfolio, partially offset by the 4Q23 reduction in the fair value of a contingent consideration receivable related to a prior year divestiture.
•Net interest revenue increased 4%, primarily reflecting higher interest rates, partially offset by changes in balance sheet size and mix.
•Provision for credit losses was $84 million, primarily driven by reserve increases related to commercial real estate exposure.
•Noninterest expense increased 20%, primarily related to the FDIC special assessment. Excluding notable items (a), noninterest expense increased 4% primarily reflecting higher investments and the unfavorable impact of a weaker U.S. dollar, as well as inflation, partially offset by efficiency savings.
•Effective tax rate of 16.4%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 8%, primarily reflecting higher market values.
•AUM increased 8%, primarily reflecting higher market values and the favorable impact of a weaker U.S. dollar, partially offset by cumulative net outflows.

Capital and liquidity
•$328 million of dividends to common shareholders (b); $450 million of common share repurchases.
•Return on common equity (“ROE”) – 2.8%; Adjusted ROE – 10.9% (a).
•Return on tangible common equity (“ROTCE”) – 5.6% (a); Adjusted ROTCE – 20.9% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.6%.
•Tier 1 leverage ratio – 6.0%.
•Average liquidity coverage ratio (“LCR”) – 117%; Average net stable funding ratio (“NSFR”) – 135%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
(b)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY Mellon 4Q23 Financial Results
FULL-YEAR CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)			2023 vs.
	2023	2022	2022
Fee revenue	$12,872	$12,955	(1)%
Investment and other revenue	285	(82)	N/M
Total fee and other revenue	13,157	12,873	2
Net interest revenue	4,345	3,504	24
Total revenue	17,502	16,377	7
Provision for credit losses	119	39	N/M
Noninterest expense	13,168	13,010	1
Income before taxes	4,215	3,328	27
Provision for income taxes	830	768	8
Net income	$3,385	$2,560	32%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$3,148	$2,362	33%
Operating leverage (a)			566	bps
Diluted earnings per common share	$4.00	$2.90	38%
Average common shares and equivalents outstanding - diluted (in thousands)	787,798	814,795
Pre-tax operating margin	24%	20%
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$17,652	$16,888	5%
Adjusted noninterest expense	$12,302	$11,981	3%
Adjusted operating leverage (a)			184	bps
Adjusted diluted earnings per common share	$5.05	$4.59	10%
Adjusted pre-tax operating margin	30%	29%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
bps – basis points.

KEY DRIVERS (comparisons are 2023 vs. 2022, unless otherwise noted)
•Total revenue increased 7%, primarily reflecting:
•Fee revenue decreased 1%, primarily reflecting lower foreign exchange volatility, the mix of AUM flows and the impact of a prior year divestiture, partially offset by the abatement of money market fee waivers, net new business and the 1Q22 accelerated amortization of deferred costs for depositary receipts services related to Russia.
•Investment and other revenue increased primarily reflecting the 4Q22 net loss from repositioning the securities portfolio, partially offset by the 4Q23 reduction in the fair value of a contingent consideration receivable related to a prior year divestiture.
•Net interest revenue increased 24%, primarily reflecting higher interest rates, partially offset by changes in balance sheet size and mix.
•Provision for credit losses was $119 million, primarily driven by reserve increases related to commercial real estate exposure and changes in the macroeconomic forecast.
•Noninterest expense increased 1%, primarily reflecting the 4Q23 FDIC special assessment, higher investments and revenue-related expenses, as well as inflation, partially offset by the impacts of the 3Q22 goodwill impairment in the Investment Management reporting unit, efficiency savings and a prior year divestiture. Excluding notable items, noninterest expense increased 3% (a).
•Effective tax rate of 19.7%.

Capital and liquidity
•Returned $3.9 billion to common shareholders, including dividends of $1.3 billion (including dividend equivalents on share-based awards) and $2.6 billion of share repurchases.
•ROE – 8.8%; Adjusted ROE – 11.1% (a).
•ROTCE – 17.1% (a); Adjusted ROTCE – 21.6% (a).

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.

3

BNY Mellon 4Q23 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Investment services fees:
Asset Servicing	$975	$984	$971	(1)%	—%
Issuer Services	285	281	271	1	5
Total investment services fees	1,260	1,265	1,242	—	1
Foreign exchange revenue	118	107	149	10	(21)
Other fees (a)	54	52	55	4	(2)
Total fee revenue	1,432	1,424	1,446	1	(1)
Investment and other revenue	112	65	70	N/M	N/M
Total fee and other revenue	1,544	1,489	1,516	4	2
Net interest revenue	635	600	656	6	(3)
Total revenue	2,179	2,089	2,172	4	—
Provision for credit losses	64	19	11	N/M	N/M
Noninterest expense	1,653	1,585	1,576	4	5
Income before taxes	$462	$485	$585	(5)%	(21)%

Total revenue by line of business:
Asset Servicing	$1,675	$1,593	$1,681	5%	—%
Issuer Services	504	496	491	2	3
Total revenue by line of business	$2,179	$2,089	$2,172	4%	—%

Pre-tax operating margin	21%	23%	27%

Securities lending revenue (b)	$48	$46	$50	4%	(4)%

Metrics:
Average loans	$11,366	$11,236	$11,850	1%	(4)%
Average deposits	$171,086	$162,509	$176,541	5%	(3)%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$34.2	$32.3	$31.4	6%	9%
Market value of securities on loan at period end (in billions) (d)	$450	$406	$449	11%	—%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at Dec. 31, 2023 and $1.5 trillion at Sept. 30, 2023 and Dec. 31, 2022.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $63 billion at Dec. 31, 2023, $63 billion at Sept. 30, 2023 and $68 billion at Dec. 31, 2022.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – Year-over-year was flat, primarily reflecting lower foreign exchange revenue and net interest revenue, partially offset by a strategic equity investment gain and higher market values. The sequential increase primarily reflects improved strategic equity investment results and higher net interest revenue.
•Issuer Services – The year-over-year increase primarily reflects net new business and higher client activity. The sequential increase primarily reflects higher net interest revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments and higher revenue-related expenses, as well as inflation, partially offset by efficiency savings.

4

BNY Mellon 4Q23 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Investment services fees:
Pershing	$506	$506	$502	—%	1%
Treasury Services	179	172	170	4	5
Clearance and Collateral Management	288	277	249	4	16
Total investment services fees	973	955	921	2	6
Foreign exchange revenue	21	21	20	—	5
Other fees (a)	52	51	47	2	11
Total fee revenue	1,046	1,027	988	2	6
Investment and other revenue	16	16	15	N/M	N/M
Total fee and other revenue	1,062	1,043	1,003	2	6
Net interest revenue	437	402	396	9	10
Total revenue	1,499	1,445	1,399	4	7
Provision for credit losses	28	6	6	N/M	N/M
Noninterest expense	839	808	785	4	7
Income before taxes	$632	$631	$608	—%	4%

Total revenue by line of business:
Pershing	$711	$699	$673	2%	6%
Treasury Services	408	389	382	5	7
Clearance and Collateral Management	380	357	344	6	10
Total revenue by line of business	$1,499	$1,445	$1,399	4%	7%

Pre-tax operating margin	42%	44%	43%

Metrics:
Average loans	$39,200	$37,496	$39,843	5%	(2)%
Average deposits	$87,695	$84,000	$86,083	4%	2%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$13.3	$13.1	$12.7	2%	5%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher net interest revenue, higher market values and higher client activity, partially offset by lost business. The sequential increase primarily reflects higher net interest revenue.
•Treasury Services – The year-over-year and sequential increases primarily reflect higher net interest revenue.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher clearance volumes and collateral management balances. The sequential increase primarily reflects higher net interest revenue, higher clearance volumes and collateral management balances.
•Noninterest expense increased year-over-year, primarily reflecting higher investments and inflation, partially offset by efficiency savings.

5

BNY Mellon 4Q23 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					4Q23 vs.
	4Q23		3Q23	4Q22	3Q23	4Q22
Investment management fees	$723		$746	$754	(3)%	(4)%
Performance fees	19		30	26	N/M	N/M
Investment management and performance fees	742		776	780	(4)	(5)
Distribution and servicing fees	66		62	54	6	22
Other fees (a)	(55)		(50)	(58)	N/M	N/M
Total fee revenue	753		788	776	(4)	(3)
Investment and other revenue (b)	(121)		1	(3)	N/M	N/M
Total fee and other revenue (b)	632		789	773	(20)	(18)
Net interest revenue	44		38	52	16	(15)
Total revenue	676		827	825	(18)	(18)
Provision for credit losses	(2)		(9)	1	N/M	N/M
Noninterest expense	683		672	699	2	(2)
(Loss) income before taxes (c)	$(5)		$164	$125	(103)%	(104)%

Total revenue by line of business:
Investment Management	$408		$557	$550	(27)%	(26)%
Wealth Management	268		270	275	(1)	(3)
Total revenue by line of business	$676		$827	$825	(18)%	(18)%

Pre-tax operating margin	(1)%		20%	15%
Adjusted pre-tax operating margin – Non-GAAP (d)	(1)%	(e)	22%	17%

Metrics:
Average loans	$13,405		$13,519	$14,404	(1)%	(7)%
Average deposits	$12,039		$13,578	$16,416	(11)%	(27)%

AUM (in billions) (current period is preliminary) (f)	$1,974		$1,821	$1,836	8%	8%
Wealth Management client assets (in billions) (current period is preliminary) (g)	$312		$292	$269	7%	16%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Excluding notable items, income before taxes decreased 11% (Non-GAAP) compared with 3Q23 and increased 1% (Non-GAAP) compared with 4Q22. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on these Non-GAAP measures.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(e)    Excluding notable items and net of distribution and servicing expense, the adjusted pre-tax operating margin was 21% (Non-GAAP) for 4Q23. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(f)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(g)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the 4Q23 reduction in the fair value of a contingent consideration receivable and the impact of the prior year divestiture, as well as the mix of AUM flows, partially offset by higher market values, seed capital gains and the favorable impact of a weaker U.S. dollar. The sequential decrease primarily reflects the reduction in the fair value of a contingent consideration receivable related to a prior year divestiture and the timing of performance fees, partially offset by seed capital gains.
•Wealth Management – The year-over-year decrease primarily reflects changes in product mix, partially offset by higher market values.
•Noninterest expense decreased year-over-year, primarily reflecting efficiency savings and the impact of a prior year divestiture, partially offset by higher investments and the unfavorable impact of a weaker U.S. dollar, as well as inflation.

6

BNY Mellon 4Q23 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	4Q23	3Q23	4Q22
Fee revenue	$(17)	$6	$12
Investment and other revenue	(9)	28	(442)
Total fee and other revenue	(26)	34	(430)
Net interest (expense)	(15)	(24)	(48)
Total revenue	(41)	10	(478)
Provision for credit losses	(6)	(13)	2
Noninterest expense	693	24	153
(Loss) before taxes	$(728)	$(1)	$(633)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. Total revenue increased year-over-year primarily reflecting the net loss from repositioning the securities portfolio recorded in 4Q22. Total revenue decreased sequentially primarily reflecting net securities losses in 4Q23 and debt extinguishment gains in 3Q23.

•Noninterest expense increased year-over-year primarily driven by the FDIC special assessment. The sequential increase in noninterest expense primarily reflects the FDIC special assessment, higher severance expense and litigation reserves.

7

BNY Mellon 4Q23 Financial Results
NOTABLE ITEMS BY BUSINESS SEGMENT

Notable items by business segment (a)	4Q23					4Q22
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$(6)	$—	$(144)	$—	$(150)	$—	$—	$(11)	$(449)	$(460)
Noninterest expense	29	29	12	682	752	28	41	14	130	213
(Loss) before taxes	$(35)	$(29)	$(156)	$(682)	$(902)	$(28)	$(41)	$(25)	$(579)	$(673)
(a)    See pages 12 and 13 for details of notable items and line items impacted.

Notable items by business segment (a)	3Q23
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$2	$—	$—	$—	$2
Noninterest expense	22	5	5	14	46
(Loss) before taxes	$(20)	$(5)	$(5)	$(14)	$(44)
(a)    See pages 12 and 13 for details of notable items and line items impacted.

Notable items by business segment (a)	2023					2022
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$(6)	$—	$(144)	$—	$(150)	$(45)	$—	$(17)	$(449)	$(511)
Noninterest expense	61	39	20	746	866	141	49	692	147	1,029
(Loss) before taxes	$(67)	$(39)	$(164)	$(746)	$(1,016)	$(186)	$(49)	$(709)	$(596)	$(1,540)
(a)    See pages 12 and 13 for details of notable items and line items impacted.

8

BNY Mellon 4Q23 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.6%	11.4%	11.2%
Tier 1 capital ratio	14.3	14.4	14.1
Total capital ratio	15.0	15.2	14.9
Tier 1 leverage ratio (a)	6.0	6.1	5.8
Supplementary leverage ratio (a)	7.4	7.2	6.8
BNY Mellon shareholders’ equity to total assets ratio	10.0%	10.1%	10.0%
BNY Mellon common shareholders’ equity to total assets ratio	8.9%	8.9%	8.8%

Average LCR (a)	117%	121%	118%
Average NSFR (a)	135%	136%	N/A	(b)

Book value per common share	$48.24	$46.98	$44.40
Tangible book value per common share – Non-GAAP (c)	$25.52	$24.66	$23.11
Common shares outstanding (in thousands)	759,344	769,073	808,445
(a)    Regulatory capital and liquidity ratios for Dec. 31, 2023 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods presented, was the Advanced Approaches.
(b)    The reporting requirement for the average NSFR became effective in 2Q23.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.

•CET1 capital totaled $18.7 billion at Dec. 31, 2023, and increased compared with Sept. 30, 2023, primarily reflecting a net increase in accumulated other comprehensive income and capital generated through earnings, partially offset by capital deployed through common stock repurchases and dividends. Tier 1 capital totaled $23.1 billion at Dec. 31, 2023, and decreased slightly compared with Sept. 30, 2023, reflecting the redemption of preferred stock. The Tier 1 leverage ratio decreased compared with Sept. 30, 2023, primarily reflecting higher average assets.

NET INTEREST REVENUE

Net interest revenue				4Q23 vs.
(dollars in millions; not meaningful - N/M)	4Q23	3Q23	4Q22	3Q23		4Q22
Net interest revenue	$1,101	$1,016	$1,056	8%		4%
Add: Tax equivalent adjustment	1	—	2	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,102	$1,016	$1,058	8%		4%

Net interest margin	1.26%	1.18%	1.19%	8	bps	7	bps
Net interest margin (FTE) – Non-GAAP (a)	1.26%	1.18%	1.19%	8	bps	7	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue increased year-over-year primarily reflecting higher interest rates, partially offset by changes in balance sheet size and mix.

•The sequential increase in net interest revenue primarily reflects the higher balance sheet size and mix.

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BNY Mellon 4Q23 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year ended
	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
Fee and other revenue
Investment services fees	$2,242	$2,230	$2,173	$8,843	$8,529
Investment management and performance fees	743	777	783	3,058	3,299
Foreign exchange revenue	143	154	190	631	822
Financing-related fees	45	45	43	192	175
Distribution and servicing fees	41	39	33	148	130
Total fee revenue	3,214	3,245	3,222	12,872	12,955
Investment and other revenue	(4)	113	(360)	285	(82)
Total fee and other revenue	3,210	3,358	2,862	13,157	12,873
Net interest revenue
Interest revenue	5,963	5,519	3,197	20,648	7,118
Interest expense	4,862	4,503	2,141	16,303	3,614
Net interest revenue	1,101	1,016	1,056	4,345	3,504
Total revenue	4,311	4,374	3,918	17,502	16,377
Provision for credit losses	84	3	20	119	39
Noninterest expense
Staff	1,831	1,755	1,802	7,095	6,800
Software and equipment	486	452	432	1,817	1,657
Professional, legal and other purchased services	406	368	415	1,527	1,527
Net occupancy	162	140	143	542	514
Sub-custodian and clearing	117	121	112	475	485
Distribution and servicing	88	87	86	353	343
Business development	61	36	45	183	152
Bank assessment charges	543	37	19	661	126
Goodwill impairment	—	—	—	—	680
Amortization of intangible assets	14	15	16	57	67
Other	160	78	143	458	659
Total noninterest expense	3,868	3,089	3,213	13,168	13,010
Income
Income before taxes	359	1,282	685	4,215	3,328
Provision for income taxes	59	241	142	830	768
Net income	300	1,041	543	3,385	2,560
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	2	(3)	—	(2)	13
Net income applicable to shareholders of The Bank of New York Mellon Corporation	302	1,038	543	3,383	2,573
Preferred stock dividends	(46)	(82)	(34)	(235)	(211)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$256	$956	$509	$3,148	$2,362

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year ended
	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
(in dollars)
Basic	$0.33	$1.23	$0.63	$4.01	$2.91
Diluted	$0.33	$1.22	$0.62	$4.00	$2.90

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BNY Mellon 4Q23 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com for additional reconciliations of Non-GAAP measures.

BNY Mellon has also included revenue measures excluding notable items, including a net loss from repositioning the securities portfolio, the reduction in the fair value of a contingent consideration receivable related to a prior year divestiture, disposal gains and losses and the revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipts services. Expense measures, excluding notable items, including goodwill impairment, FDIC special assessment, severance expense and litigation reserves, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

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BNY Mellon 4Q23 Financial Results

Reconciliation of Non-GAAP measures, excluding notable items						4Q23 vs.
(dollars in millions)	4Q23		3Q23	4Q22		3Q23		4Q22
Total revenue – GAAP	$4,311		$4,374	$3,918		(1)%		10%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	(144)		—	—
Disposal gain (loss) (a)	(6)		2	(11)
Net loss from repositioning the securities portfolio (a)	—		—	(449)
Adjusted total revenue – Non-GAAP	$4,461		$4,372	$4,378		2%		2%

Noninterest expense – GAAP	$3,868		$3,089	$3,213		25%		20%
Less: Severance (b)	200		41	184
Litigation reserves (b)	47		5	29
FDIC special assessment (b)	505		—	—
Adjusted noninterest expense – Non-GAAP	$3,116		$3,043	$3,000		2%		4%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$256		$956	$509		(73)%		(50)%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	(144)		—	—
Disposal gain (loss) (a)	(5)		—	(41)
Net loss from repositioning the securities portfolio (a)	—		—	(342)
Severance (b)	(153)		(32)	(141)
Litigation reserves (b)	(47)		(4)	(24)
FDIC special assessment (b)	(385)		—	—
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$990		$992	$1,057		—%		(6)%

Diluted earnings per common share	$0.33		$1.22	$0.62		(73)%		(47)%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	(0.19)		—	—
Disposal gain (loss) (a)	(0.01)		—	(0.05)
Net loss from repositioning the securities portfolio (a)	—		—	(0.42)
Severance (b)	(0.20)		(0.04)	(0.17)
Litigation reserves (b)	(0.06)		(0.01)	(0.03)
FDIC special assessment (b)	(0.50)		—	—
Total diluted earnings per common share impact of notable items	(0.95)	(c)	(0.05)	(0.67)
Adjusted diluted earnings per common share – Non-GAAP	$1.28		$1.27	$1.30	(c)	1%		(2)%
Operating leverage – GAAP (d)						(2,666)	bps	(1,036)	bps
Adjusted operating leverage – Non-GAAP (d)						(36)	bps	(197)	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Does not foot due to rounding.
(d)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY Mellon 4Q23 Financial Results

Reconciliation of Non-GAAP measures, excluding notable items					2023 vs.
(dollars in millions)	2023		2022		2022
Total revenue – GAAP	$17,502		$16,377		7%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	(144)		—
Disposal (loss) gain (a)	(6)		26
Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipts services (b)	—		(88)
Net loss from repositioning the securities portfolio (a)	—		(449)
Adjusted total revenue – Non-GAAP	$17,652		$16,888		5%

Total noninterest expense – GAAP	$13,168		$13,010		1%
Less: Severance (c)	267		215
Litigation reserves (c)	94		134
FDIC special assessment (c)	505		—
Goodwill impairment	—		680
Adjusted total noninterest expense – Non-GAAP	$12,302		$11,981		3%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$3,148		$2,362		33%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	(144)		—
Disposal (loss) gain (a)	(5)		(12)
Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipts services (b)	—		(67)
Net loss from repositioning the securities portfolio (a)	—		(343)
Severance (c)	(205)		(166)
Litigation reserves (c)	(91)		(125)
FDIC special assessment (c)	(385)		—
Goodwill impairment	—		(665)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$3,978		$3,740		6%

Diluted earnings per share – GAAP	$4.00		$2.90		38%
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (a)	(0.18)		—
Disposal (loss) gain (a)	(0.01)		(0.01)
Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipts services (b)	—		(0.08)
Net loss from repositioning the securities portfolio (a)	—		(0.42)
Severance (c)	(0.26)		(0.20)
Litigation reserves (c)	(0.12)		(0.15)
FDIC special assessment (c)	(0.49)		—
Goodwill impairment	—		(0.82)
Total diluted earnings per common share impact of notable items	$(1.05)	(d)	$(1.69)	(d)
Adjusted diluted earnings per common share – Non-GAAP	$5.05		$4.59		10%
Operating leverage – GAAP (e)					566	bps
Adjusted operating leverage – Non-GAAP (e)					184	bps
(a)    Reflected in Investment and other revenue.
(b)    Primarily reflected in Investment services fees.
(c)    Severance is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(d)    Does not foot due to rounding.
(e)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points

13

BNY Mellon 4Q23 Financial Results

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	4Q23	3Q23	4Q22	2023	2022
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$256	$956	$509	$3,148	$2,362
Add: Amortization of intangible assets	14	15	16	57	67
Less: Tax impact of amortization of intangible assets	4	3	4	14	16
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$266	$968	$521	$3,191	$2,413
Impact of notable items (a)	(734)	(36)	(548)	(830)	(1,378)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,000	$1,004	$1,069	$4,021	$3,791

Average common shareholders’ equity	$36,158	$35,983	$35,259	$35,880	$36,175
Less: Average goodwill	16,199	16,237	16,229	16,204	17,060
Average intangible assets	2,858	2,875	2,905	2,880	2,939
Add: Deferred tax liability – tax deductible goodwill	1,205	1,197	1,181	1,205	1,181
Deferred tax liability – intangible assets	657	657	660	657	660
Average tangible common shareholders’ equity – Non-GAAP	$18,963	$18,725	$17,966	$18,658	$18,017

Return on common equity – GAAP (b)	2.8%	10.5%	5.7%	8.8%	6.5%
Adjusted return on common equity – Non-GAAP (b)	10.9%	10.9%	11.9%	11.1%	10.3%

Return on tangible common equity – Non-GAAP (b)	5.6%	20.5%	11.5%	17.1%	13.4%
Adjusted return on tangible common equity – Non-GAAP (b)	20.9%	21.2%	23.6%	21.6%	21.0%
(a)    See pages 12 and 13 for details of notable items and line items impacted.
(b)    Quarterly returns are annualized.

Pre-tax operating margin reconciliation
(dollars in millions)	4Q23	3Q23	4Q22	2023	2022
Income before taxes – GAAP	$359	$1,282	$685	$4,215	$3,328
Impact of notable items (a)	(902)	(44)	(673)	(1,016)	(1,540)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,261	$1,326	$1,358	$5,231	$4,868

Total revenue – GAAP	$4,311	$4,374	$3,918	$17,502	$16,377
Impact of notable items (a)	(150)	2	(460)	(150)	(511)
Adjusted total revenue, excluding notable items – Non-GAAP	$4,461	$4,372	$4,378	$17,652	$16,888

Pre-tax operating margin – GAAP (b)	8%	29%	17%	24%	20%
Adjusted pre-tax operating margin – Non-GAAP (b)	28%	30%	31%	30%	29%
(a)    See pages 12 and 13 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

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BNY Mellon 4Q23 Financial Results

Reconciliation of Non-GAAP measures, excluding notable items - Investment and Wealth Management				4Q23 vs.
(dollars in millions)	4Q23	3Q23	4Q22	3Q23	4Q22
(Loss) income before taxes – GAAP	$(5)	$164	$125	(103)%	(104)%
Impact of notable items (a)	(156)	(5)	(25)
Adjusted income before taxes – Non-GAAP	$151	$169	$150	(11)%	1%

Total revenue – GAAP	$676	$827	$825	(18)%	(18)%
Less: Distribution and servicing expense	89	87	87
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	$587	$740	$738	(21)%	(20%)
Impact of notable items (a)	(144)
Adjusted total revenue, excluding notable items and net of distribution and servicing expense – Non-GAAP	$731

Pre-tax operating margin – GAAP (b)	(1)%
Adjusted pre-tax operating margin, net of distribution and servicing expense (b)	(1)%
Adjusted pre-tax operating margin, net of distribution and servicing expense and excluding notable items – Non-GAAP (b)	21%
(a)    Notable items in 4Q23 include the reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (reflected in investment and other revenue) and severance expense. Notable items in 3Q23 include severance expense. Notable items in 4Q22 include severance expense and a disposal loss (reflected in investment and other revenue).
(b)    Income before taxes divided by total revenue.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Annual Report on Form 10-K for the year ended Dec. 31, 2023. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2022 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

Established in 1784, BNY Mellon is America’s oldest bank and the first company listed on the New York Stock Exchange (NYSE: BK). Today, BNY Mellon powers capital markets around the world through comprehensive solutions that help clients manage and service their financial assets throughout the investment life cycle. BNY Mellon had $47.8 trillion in assets under custody and/or administration and $2.0 trillion in assets under management as of Dec. 31, 2023. BNY Mellon has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com. Follow us on LinkedIn or visit our Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 1:00 p.m. ET on Jan. 12, 2024. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on Jan. 12, 2024. An archived version of the fourth quarter conference call and audio webcast will be available beginning on Jan. 12, 2024 at approximately 5:00 p.m. ET through Feb. 12, 2024 at www.bnymellon.com/investorrelations.

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